Exhibit 21

             STOKELY-VAN CAMP, INC. AND SUBSIDIARIES


                 Subsidiaries of the Registrant




                                             State of
Subsidiary                                   Incorporation

The Gatorade Company                         Delaware
Gatorade Puerto Rico Company                      Delaware
Stokely-Van Camp Overseas, Inc.                   Delaware
Van Camp's, Inc.                             Indiana
The Gatorade Company of Australia Pty. Ltd.  Australia
Gatorade Portugal Servicos da Marketing S.A. Portugal